Exhibit 5.1

lawyers@saul.com www.saul.com

October 26, 2018

Government Properties Income Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Re:                             Government Properties Income Trust

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Maryland counsel to Government Properties Income Trust, a Maryland real estate investment trust (the “Company”), in connection with the Company’s Registration Statement on Form S-4 (Reg. No. 333-227616) filed on October 1, 2018, as amended  by the Company’s Registration Statement on Form S-4/A filed on October 26, 2018 (collectively, the “Registration Statement”), by the Company with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Act”), up to 93,132,549 of the Company’s common shares of beneficial interest, $.01 par value per share (the “Shares”), to be issued by the Company pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 14, 2018, by and among the Company, GOV MS REIT, a Maryland real estate investment trust (“Merger Sub”), and Select Income REIT, a Maryland real estate investment trust (“SIR”), which provides for the merger of SIR with and into Merger Sub (the “Merger”).

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)                                     the Registration Statement;

(ii)                                  the joint proxy statement/prospectus contained in the Registration Statement (the “Prospectus”); and

DELAWARE  FLORIDA  ILLINOIS  MARYLAND  MASSACHUSETTS  NEW JERSEY  NEW YORK  PENNSYLVANIA  WASHINGTON, DC

A DELAWARE LIMITED LIABILITY PARTNERSHIP

Government Properties Income Trust

October 26, 2018

(iii)                               the Merger Agreement.

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(iv)                              a certified copy of the Articles of Amendment and Restatement of the Company filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on June 5, 2009 and effective at 9:00 a.m. on June 8, 2009 (the “Original Declaration of Trust”);

(v)                                 certified copies of the Articles of Amendment of the Company recorded by SDAT on December 30, 2009, July 20, 2011, July 24, 2014 and June 28, 2017 (collectively, the “Articles of Amendment”);

(vi)                              a certified copy of the Certificate of Correction of the Company recorded by SDAT on August 1, 2014 (together with the Original Declaration of Trust and Articles of Amendment, the “Declaration of Trust”);

(vii)                           a certified copy of the Amended and Restated Bylaws of the Company dated September 7, 2016 (the “Bylaws”);

(viii)                        a copy of the resolutions of the board of trustees of the Company adopted on September 14, 2018 relating to, among other matters, the approval of the Documents, the Merger and the issuance of the Shares (the “Resolutions”);

(ix)                              a Certificate of Status for the Company issued by SDAT dated October 25, 2018;

(x)                                 a certificate of the Secretary of the Company as to the authenticity of the Declaration of Trust and Bylaws, the incumbency of the officers of the Company, the Resolutions, and other matters that we have deemed necessary and appropriate; and

(xi)                              such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)               that all signatures on all Documents and any other documents submitted to us for examination are genuine;

(b)               the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)                the legal capacity of all natural persons executing any documents, whether on

Government Properties Income Trust

October 26, 2018

behalf of themselves or other persons;

(d)               that all persons executing Documents on behalf of any party (other than the Company) are duly authorized;

(e)                that each of the parties (other than the Company) has duly and validly executed and delivered each of the Documents to which that party is a signatory, and the party’s obligations are valid and legally binding obligations, enforceable in accordance with the terms of the respective Documents;

(f)                 that the representations and warranties set forth in the Documents are true and complete in all respects;

(g)                that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Shares;

(h)               that at the time of delivery of the Shares, all contemplated additional actions shall have been taken, and the authorization of the issuance of the Shares by the board of trustees of the Company will not have been modified or rescinded;

(i)                   that the issuance, execution and delivery of the Shares, and the compliance by the Company with the terms of the Shares, will not violate any then-applicable law or result in a violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(j)                  that the consideration received or proposed to be received by Merger Sub as contemplated by the Merger Agreement is not less than the par value per share and would be deemed by a court of competent jurisdiction to be fair and sufficient to support the issuance of the Shares by the Company;

(k)               that there has been no oral or written modification of or amendment to any of the Documents;

(l)                   that prior to issuance of the Shares pursuant to the terms of the Merger Agreement: (i) the Registration Statement, as and if further amended, will have become, and will remain, effective under the Act; (ii) the shareholders of SIR will have approved the Merger and other transactions contemplated by the Merger Agreement to which SIR is a party by the requisite vote required by law for such approvals; (iii) the shareholders of the Company will have approved the issuance of the Shares by the requisite vote required by law for such approvals; (iv) the Company will have filed articles of amendment with the SDAT to increase the authorized common shares of beneficial interest of the Company to at least 200,000,000; (v) all conditions for issuance of the Shares pursuant to the Merger Agreement will have been satisfied or waived, as applicable; and (vi) articles of merger to effect the Merger will have been duly filed with and accepted for filing by SDAT;

Government Properties Income Trust

October 26, 2018

(m)           that the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of the Shares, and any other contemporaneously issued or reserved common shares or preferred shares, together with the number of common shares and preferred shares previously issued and outstanding and the number of common shares and preferred shares previously reserved for issuance upon the conversion or exchange of other securities issued by the Company, does not exceed the aggregate number of then-authorized shares of the Company or of the then-authorized shares within the applicable class or series of common shares or preferred shares of the Company; and

(n)               that the Shares will not be issued or transferred in violation of any restriction on transfer and ownership of shares of beneficial interest of the Company set forth in Article VII of the Declaration of Trust.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of the Secretary of the Company, and have assumed that the Secretary’s Certificate and representations continue to remain true and complete as of the date of this letter.  We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions, limitations and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.                                      The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland.

2.                                      When the Shares have been duly issued or delivered in the manner and for the consideration contemplated by the Documents and the Resolutions against provision of the consideration set forth therein, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)                                     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.  We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.  To the extent that any matter as to which our opinion is expressed herein would be governed by laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

(ii)                                  We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

Government Properties Income Trust

October 26, 2018

(iii)                               We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ SAUL EWING ARNSTEIN & LEHR LLP